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                                                                   EXHIBIT 10.5

[AS MODIFIED]

                                                [Date]



PERSONAL AND CONFIDENTIAL

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         RE: SHARE APPRECIATION RIGHTS AGREEMENT


Dear ___________:

         Asset Acceptance Holdings LLC (the "Company") has chosen you to receive an Award of Share Appreciation Rights pursuant to the Asset Acceptance Holdings LLC Year 2002 Share Appreciation Rights Plan dated as of September 30, 2002 (the "Plan"). The Award is subject to the terms of this letter agreement and the Plan. A copy of the Plan is attached hereto as Exhibit A and incorporated herein by reference. Capitalized terms used and not otherwise defined herein are defined in Exhibit B attached hereto or in the Plan. This Award is effective as of the date set forth above (the "Award Date").

         A. AWARD. Subject to the terms contained in the Plan and herein, the Company hereby awards you __ share appreciation rights ("your Share Appreciation Rights"). The purpose of this Award is to provide you, as a valuable Employee, with a substantial incentive in the form of an indirect equity participation in the Company. When vested, your Share Appreciation Rights will entitle you to receive from the Company an amount equal to the appreciation in the value of __Class B Shares in the Company realized as of the date of payment of your Share Appreciation Rights. For purposes of calculating such Share Appreciation Rights, the value of each Class B Share on the Award Date is One Dollar ($1.00). Your Share Appreciation Rights will vest and qualify for payment on the terms set forth in Section B.

         B.     TERMS OF AWARD.

                (1) GENERAL. Your Share Appreciation Rights will vest when the provisions described in paragraph (2) are met; provided, that except as provided in subparagraph (2)(f) below, you must continue to be an Employee at all times through the appropriate vesting date in order for the Share Appreciation Rights to become vested; and provided further, you must continue to be an Employee at all times through the date of payment for you to receive payment thereon.



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                (2) VESTING. Your Share Appreciation Rights will become
vested, without duplication, as to the number of Share Appreciation Rights indicated below if and when the following conditions are satisfied:

                (a) Liquidity Event -- Control Transfer; Initial Public Offering. In the event that on or before September 30, 2012, as a result of (i) a sale of membership interests in the Company and/or shares of capital stock in the shareholders (including AAC Investors, Inc. ("Investors")) of the Company, or a sale of substantially all of the assets of the Company, in a transaction constituting a Control Transfer (valuing all of the shares of capital stock in Investors or the Class A-1 Shares and Class A Shares held by Investors immediately before the Control Transfer at the value established for each such class of securities that are transferred in the Control Transfer or at the value otherwise established as a result of the consummation of the Control Transfer) or (ii) an Initial Public Offering (valuing the shares of common stock into which the Class A-1 Shares and Class A Shares are converted that are held by Investors immediately before the Initial Public Offering at the per share price to public in the Initial Public Offering) (each of clause (i) and (ii) shall also be referred to as a "Liquidity Event"), the pretax internal rate of return ("IRR") realized by Investors over the term of its investment in the Company through the date of closing of the Liquidity Event, and after giving effect to the liabilities that would be caused by the payment of all Share Appreciation Rights vested under the Plan, is:

                (i) at least 30%, but less than 40%, then _________ Share Appreciation Rights plus such number of Share Appreciation Rights determined by multiplying ___________ by a fraction, the numerator of which is the amount by which the IRR exceeds 30% and the denominator of which is 10% shall vest;

                (ii) at least 40%, but less than 50%, then _________ Share Appreciation Rights plus such number of Share Appreciation Rights determined by multiplying ___________ by a fraction, the numerator of which is the amount by which the IRR exceeds 40% and the denominator of which is 10% shall vest;

                (iii) 50% or more, then _________ Share Appreciation Rights shall vest.

                (b) Partial Sale. In the event that on or before September 30, 2012, as a result of a Partial Sale, the IRR realized by Investors over the term of the investment through the closing date of the Partial Sale (valuing all of the shares of capital stock in Investors or the Class A-1 Shares and Class A Shares held by Investors immediately before the Partial Sale at the value established for each such class of securities that are transferred in the Partial Sale or at the value otherwise established as a result of the consummation of the Partial Sale) is at least 30%, then the Share Appreciation Rights, to the extent not theretofore vested or expired, shall as of the closing date of such Partial Sale, vest as to

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          the number of Share Appreciation Rights calculated as set forth in paragraph (a) of this Section B(2) multiplied by the percentage of the shares of capital stock in Investors or of the Class A-1 Shares and Class A Shares held by Investors transferred in such Partial Sale.

                (c) Control Transfer after Partial Sale. In the event of a vesting of less than all of the Share Appreciation Rights pursuant to paragraph (b) of this Section B(2) followed by a subsequent Control Transfer or IPO before September 30, 2012, the IRR realized by Investors over the term of its investment in the Company through the date of closing of such Control Transfer taking into account, for purposes of this paragraph (c) only the cash, if any, received by Investors in the Partial Sale and valuing all of the shares of capital stock in Investors or the Class A-1 Shares and Class A Shares held by Investors immediately before the Control Transfer at the value established for each such class of securities that are transferred in the Control Transfer or at the value otherwise established as a result of the consummation of the Control Transfer would have resulted in a greater number of Share Appreciation Rights vesting under clauses (i) through (iii) of paragraph (a) of this Section B(2) than vested pursuant to paragraph (b) of this Section B(2), then additional Share Appreciation Rights shall vest in an amount equal to the difference between (1) the number of Share Appreciation Rights that would have vested as a result of the IRR realized by the combination of the Partial Sale and the Control Transfer and (2) the number of Share Appreciation Rights theretofore vested pursuant to paragraph (b) of this Section B(2).

                (d) Timing of Rights. In the event of a transaction or series of transactions resulting in the sale, directly or indirectly, of all of the equity interests in or assets of the Company that does not result in the vesting of all of the Share Appreciation Rights covered hereby pursuant to paragraph (a), (b) or (c) of this Section B(2), the unvested portion of the Share Appreciation Rights, and the right to receive payment thereon, shall expire as of the date of closing of such sale.

                (e) Interpretation. The Board shall have complete discretion to determine in good faith whether the provisions of paragraph (a), (b) or (c) of this Section B(2) have been satisfied.

                (f) Termination of Employment

                    (i) Except as described below in paragraph (ii) of this
                Section B(2)(f), if your employment is terminated with the Company for any reason, your Share Appreciation Rights and rights to any future payments shall terminate upon the effective date of the termination of employment.

                    (ii) If your employment with the Company and its
                Subsidiaries is terminated by reason of your death or Disability or by the Company other than for

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                     Cause, on or prior to September 30, 2012, you will retain
                     the following percentage of your Share Appreciation Rights (i.e., "conditionally vested"):



                                          Date                                          Percent
                                           of                                         Conditionally
                                       Termination                                       Vested
                                       -----------                                    -------------
                     Prior to October 1, 2004                                               0%
                     On or after October 1, 2004 and before October 1, 2005                25%
                     On or after October 1, 2005 and before October 1, 2006                50%
                     On or after October 1, 2006 and before October 1, 2007                75%
                     On or after October 1, 2007 and before October 1, 2012               100%


         [TO COME - MODIFICATION OF DATES IF SAR GRANTED AFTER 9.30.02]

         Final vesting of your "conditionally vested" Share Appreciation Rights will be dependent upon satisfaction of the applicable provisions of paragraphs (a), (b) and/or (c) of this Section B(2), so that your "conditionally vested" Share Appreciation Rights will not be entitled to payment unless the provisions of paragraph (a), (b) and/or (c) of this Section B(2) are satisfied, and if such conditions are not satisfied your "conditionally vested" Share Appreciation Rights, and the right to receive payment thereon, will expire on September 30, 2012.

                (g) Initial Public Offering of Parent or Company. Notwithstanding anything to the contrary contained in Section B(2)(a), in the event that on or before September 30, 2012 (i) an entity that holds, directly or indirectly through one or more subsidiaries, 90% or more of the membership interests of the Company having the right to vote for members of the Board (the "Parent"), shall consummate a sale of shares of common stock of the Parent pursuant to an underwritten initial public offering registered under the Securities Act of 1933, as amended (a "Parent IPO"), or (ii) there shall be an Initial Public Offering by the Company or its successor after a Corporate Reorganization, then, in the case of (i) or (ii) above, at any time on or after the closing of the Parent IPO or the Initial Public Offering of the Company, the Company shall have the right, but not the obligation, to vest 100% of the Share Appreciation Rights subject to the Award and held by you pursuant to written notice given to you stating the effective date of such vesting.

                (3) PURCHASE BY THE COMPANY UPON TERMINATION OF EMPLOYMENT. If your employment with the Company or a Subsidiary is terminated for any reason whatsoever, including by the Company or a Subsidiary without Cause, the Company shall have the right, exercisable in its sole election, to purchase, and you shall have the obligation, upon such exercise by the Company, to sell to the Company all or any portion of your vested Share Appreciation Rights for an amount equal to their SAR Value as of the date of the termination of your employment. If the Company elects to exercise its right, the Company will notify you in writing

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         not later than ninety (90) days after the termination of your employment of the number of your vested Share Appreciation Rights that it has elected to purchase and the purchase price to be paid in exchange for such Share Appreciation Rights. The Company shall make payment to you by Company check for the Share Appreciation Rights that it has elected to purchase not later than 120 days after the effective date of the termination of your employment. Effective with such payment, you shall irrevocably assign such rights to the Company free of all liens and encumbrances of any kind and shall execute such documents and take such other action as the Company reasonably requests to evidence such transfer.

               (4)  PAYMENT AFTER VESTING.

                    (a) General. On the later of (i) contemporaneously with the consummation of a Liquidity Event or (ii) at the earlier of (A) the date after the Liquidity Event as you shall determine or (B) the date after the Liquidity Event as the Company shall determine, the Company shall pay you an amount equal to the SAR Value of your vested Share Appreciation Rights as of such date of payment, calculated in accordance with Section 6 of the Plan. NOTWITHSTANDING ANYTHING IN THIS LETTER AGREEMENT TO THE CONTRARY, EXCEPT AS EXPRESSLY PROVIDED IN SECTION B(4)(b) BELOW, YOU SHALL NOT BE ENTITLED TO RECEIVE PAYMENT ON ANY VESTED SHARE APPRECIATION RIGHTS EXCEPT ON THE SAME RELATIVE BASIS UPON WHICH THE INVESTORS RECEIVE LIQUIDITY (I.E., CASH) IN THE TRANSACTION OR TRANSACTIONS CONSTITUTING THE LIQUIDITY EVENT UNLESS INVESTORS, IN ITS SOLE DISCRETION AGREES THAT A GREATER PAYMENT MAY BE MADE.

                    (b) Election by Company - Initial Public Offering of Parent or Company. In the event the Company elects to vest your Share Appreciation Rights pursuant to Section B(2)(g) above, then the Company shall pay you an amount equal to the SAR Value of your vested Share Appreciation Rights as of the effective date of such vesting, calculated in accordance with Section 6 of the Plan, with such payment to be as follows:

                         (i) The Company shall withhold an amount equal to your Applicable Withholding Taxes and make payment thereof on your behalf directly to the applicable federal, state and local tax authorities in accordance with applicable tax laws; and

                         (ii) The Company shall deliver to you unregistered shares of the common stock of the Parent or the Company, as the case may be (the "Section B(2)(g) Shares"), valued at the Section B(2)(g) Share Fair Market Value (as defined below) as of the effective date of such vesting, in an amount equal to the SAR Value of your vested Share Appreciation Rights minus the cash payment made pursuant to subparagraph (i) above, provided that such delivery of the Section B(2)(g) Shares shall not be made until after you have made your Section 83(b) Election Filing (as defined below).



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                  As used herein, "Section B(2)(g) Share Fair Market Value"
         means the following as determined by the Board in good faith:

                    (w) if the effective date of such vesting is as of the closing of the Parent IPO or the Initial Public Offering of the Company, the initial per share price to public;

                    (x) if the Section B(2)(g) Shares are traded on an exchange, the average of the highest and lowest registered sales prices of such shares on the primary exchange on which the Section B(2)(g) Shares are traded for the ten (10) trading day period ending on the trading day of or closest to the effective date of such vesting;

                    (y) if the Section B(2)(g) Shares are traded on the over-the-counter market, the average between the closing high bid and low asked prices as reported by the Nasdaq Stock Market for the ten
         (10) trading day period ending on the trading day of or closest to the effective date of such vesting; or

                    (z) if the effective date of such vesting is other than as of the closing of the Parent IPO or the Initial Public Offering of the Company and if the Section B(2)(g) Shares are not traded on any exchange or over-the-counter market, the fair market value shall be determined by the Board using any reasonable method in good faith.

             Upon the effective date of such vesting pursuant to Section B(2)(g), your rights with respect to your Share Appreciation Rights will be deemed after such effective date, for all purposes, to evidence solely your right to receive the payment described in this subsection
         (b) and, without limiting the generality of the foregoing, the SAR Value of your Share Appreciation Rights shall be fixed as of the effective date of such vesting and shall not change thereafter.

             (5) NON-TRANSFERABILITY. This Award is not transferable or assignable by you. In the event of your death, your devisees, personal representatives, or trustee or beneficiaries of a revocable trust of which you are the grantor (collectively, "Successors") will succeed to your Share Appreciation Rights subject to the terms of the Plan and this letter agreement. All agreements made by you in this letter agreement shall be binding on your Successors.

      C.     OTHER CONDITIONS.

             (1) CAPITAL STRUCTURE CHANGES. As provided in the Plan, appropriate adjustments shall be made in the number and kind of Share Appreciation Rights should there be a change in the capital structure of the Company, and the Board may take appropriate actions in good faith with respect to the Award in the event of a significant corporate transaction.



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                (2)    WITHHOLDING.

                       (a) General. By signing this letter agreement, you agree to make arrangements satisfactory to the Company to comply with any income and payroll tax withholding requirements that may apply.

                       (b) Section 83(b) Election - Election by Company - Initial Public Offering of Parent or Company. In the event the Company elects to vest your Share Appreciation Rights pursuant to Section B(2)(g) above, then you agree to timely file, in form and substance satisfactory to the Company, an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, relative to the value of and the transfer restrictions and call rights set forth in the Shareholder Agreement (as defined below) related to the Section B(2)(g) Shares delivered to you pursuant to Section B(4)(b)(ii) above (the "Section 83(b) Election Filing"), provided that, if you do not make such Section 83(b) Election Filing within twenty-five (25) days after written notice given to you by the Company under Section B(2)(g) of such vesting of your Share Appreciation Rights, then all of your rights under and with respect to your Share Appreciation Rights shall be terminated and without further force or effect.

                (3) NO RIGHT TO RECEIVE SHARES. Under no circumstances shall you have the right to receive any Class B Shares as a result of the Award or this letter agreement, except pursuant to Section B(4)(b)(ii).

                (4) SHAREHOLDER AGREEMENT - TRANSFER RESTRICTIONS; CALL RIGHTS; ETC. As a condition precedent to the receipt of any Section B(2)(g) Shares, you agree to promptly enter into a shareholder agreement, in substantially the form of Exhibit C attached hereto, effective as of the date of delivery of the Section B(2)(g) Shares relative to certain transfer restrictions, call rights and other provisions relative to the Section B(2)(g) Shares delivered to you pursuant to Section B(4)(b)(ii) above (the "Shareholder Agreement").

                (5) NO RIGHTS PRIOR TO ISSUANCE OF SHARES. You shall not have any rights as a shareholder with respect to the Section B(2)(g) Shares until the issuance of a stock certificate for such shares. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date the certificate is issued.

                (6) COMPLIANCE. Anything to the contrary herein notwithstanding, the Company's obligation to deliver the Section B(2)(g) Shares pursuant to Section B(4)(b)(ii) above is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable. The Company shall not be required to deliver such shares unless and until it receives satisfactory assurance that the issuance or transfer of such shares will not violate any of the provisions of the Securities Act of 1933, or the rules and regulations promulgated thereunder, the provisions of

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any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

        D. NOTICE. Written notice is deemed to have been given to you or to the Company and the Board if delivered personally or mailed first class, postage prepaid, to you at your last address as shown in the records of the Company, or to the Company at the principal business address of the Company, 6985 Miller Road, Warren, Michigan 48092, Attention: President, with a copy to Quad-C Management, Inc., 230 East High Street, Charlottesville, Virginia 22902,
Attention: Anthony R. Ignaczak, or at such other address or to the attention of such other person as the recipient shall have specified by prior written notice.

        E. AGREEMENT. In consideration of the grant of the Award, you hereby agree that you will comply with such other conditions as the Board may impose on the Award and will perform such duties as may be assigned to you from time to time by the Board or by the Executive Officers of the Company; provided that the foregoing shall not be inconsistent with the Plan; and provided further that the provisions of this sentence shall not be interpreted as affecting any right that the Company or any of its Subsidiaries may have to terminate your employment, with or without Cause, at any time for any reason whatsoever.

  This letter agreement shall be governed by the laws of the State of Michigan.



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         If you agree to the foregoing terms and conditions, please sign both copies of this letter agreement and return one fully executed original to the Chief Executive Officer of the Company. The remaining original letter is for your records.

                                   Sincerely,

                                   ASSET ACCEPTANCE HOLDINGS LLC



                                   By:_____________________________________
                                      Nathaniel F. Bradley IV
                                      President



         I hereby accept the Award on the terms set forth in this letter agreement and in the Asset Acceptance Holdings LLC Year 2002 Share Appreciation Rights Plan, and this letter agreement shall be a binding agreement between the Company and me.



                                   _____________________________________
                                   [name]


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                                    EXHIBIT A

                                    THE PLAN


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                                    EXHIBIT B

                                   DEFINITIONS


                  "CAUSE" means with respect to the termination of an Employee as an employee of the Company or a Subsidiary of the Company:

                    (i) continual or deliberate neglect by such Employee in the performance of his or her material duties;

                    (ii) failure by such Employee to devote substantially all of his or her working time to the business of the Company and its Subsidiaries;

                    (iii) such Employee's willful failure to follow the directives of the Board of Directors or the Chief Executive Officer of the Company in any material respect;

                    (iv) such Employee's engaging willfully in misconduct in connection with the performance of any of his or her duties which is reasonably likely, in the good faith judgment of the Board, to result in material injury to the reputation of the Company or any of its Subsidiaries, including, without limitation, the misappropriation of funds;

                    (v) such Employee's breach of the provisions of any noncompetition, noninterference, nondisclosure, confidentiality or other similar agreement executed by such Employee with the Company or any of its Subsidiaries; or

                    (vi) such Employee's engaging in conduct which is reasonably likely, in the good faith judgment of the Board, to result in material injury to the reputation of the Company or any of its Subsidiaries, including, without limitation, commission of a felony, fraud, embezzlement or other crime involving moral turpitude;

provided that with respect to the events set forth in clauses (i) through (iii), the or Employee shall have been given written notice of the act, omission or event constituting Cause and shall not have cured such act, omission or event within 30 days after the giving of such notice.


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                                    EXHIBIT C

                          FORM OF SHAREHOLDER AGREEMENT